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                                                                   EXHIBIT(h)(1)

                             DISTRIBUTION AGREEMENT
                                     BETWEEN
                       GT GLOBAL FLOATING RATE FUND, INC.
                                       AND
                             AIM DISTRIBUTORS, INC.



THIS AGREEMENT made this 29th day of May, 1998, by and between GT Global Floating Rate Fund, Inc., a Maryland corporation, d/b/a AIM Floating Rate Fund (the "Fund"), and A I M Distributors, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         FIRST: The Fund hereby appoints the Distributor as its exclusive agent for the sale of its shares of common stock (the "Shares") to the public directly and through investment dealers and financial institutions in the United States and throughout the world.

         SECOND: The Fund shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph FOURTH below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) the Fund may issue Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company; and

         (B) the Fund may issue Shares at net asset value to the Fund's shareholders in connection with the reinvestment of dividends and other distributions.

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         THIRD: The Distributor hereby accepts appointment as exclusive agent for the sale of the Shares and agrees that it will use its best efforts to sell such Shares; provided, however, that:

         (A) the Distributor may, and when requested by the Fund shall, suspend its efforts to effectuate such sales at any time when, in the opinion of the Distributor or of the Fund, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind; and

         (B) the Fund may withdraw the offering of the Shares (i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Distributor does not undertake to sell any specific amount of the Shares. The Fund shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares.

         FOURTH:

         (A) The public offering price of the Shares (the "offering price") shall be the net asset value per share of the Fund. Net asset value per share shall be determined in accordance with the provisions of the Fund's then current prospectus. The Distributor may establish a schedule of early withdrawal charges to be imposed at the time of repurchase of the Shares, and such schedule shall be disclosed in the Fund's current prospectus. Such schedule of early withdrawal charges may reflect variations in or waivers of such charges, either generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and exemptive relief granted by the Securities and Exchange Commission, and as set forth in the Fund's current prospectus. The Distributor shall apply any scheduled variation in or waiver of early withdrawal charges uniformly to all shareholders and /or all transactions belonging to a specified class.

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         (B) The compensation for the services of the Distributor hereunder shall be the early withdrawal charges, if any, which are collected on the Shares as set forth in the Fund's prospectus.

         (C) The Distributor may pay to investment dealers and other financial institutions through whom the Shares are sold, such sales commissions and shareholder servicing fees as the Distributor may specify from time to time. Payment of any such sales commissions and shareholder servicing fees shall be the sole obligation of the Distributor.

         FIFTH: The Distributor shall act as agent of the Fund in connection with the sale of the Shares. Except with respect to such sales, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer and financial institution shall act as a principal, and not as an agent, of the Fund.

         SIXTH:  The Fund shall bear:

         (A) the expenses of qualification of the Shares for sale in connection with such public offerings in such states as shall be selected by the Distributor, and of continuing the qualification therein until the Distributor notifies the Fund that it does not wish such qualification continued; and

         (B) all legal expenses in connection with the foregoing.

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         SEVENTH: The Distributor shall bear the expenses of printing from the final proof and distributing the Fund's prospectuses (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses, and supplements thereto, to be distributed to shareholders of the Fund), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings. The Distributor may be reimbursed for all or a portion of such expenses as the Fund and the Distributor may from time to time agree.

         EIGHTH: The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Fund may reject purchase orders where, in the judgment of the Fund, such rejection is in the best interest of the Fund.

         NINTH: The Fund and the Distributor shall each comply with all applicable provisions of the Investment Company Act of 1940 ("1940 Act"), the Securities Act of 1933 and of all other federal and state laws, rules and regulations governing the issuance and sale of Shares.

         TENTH:

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Fund agrees to indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Fund, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor. The Distributor agrees to indemnify the

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Fund against any and all claims, demands, liabilities and expenses which the
Fund may incur arising out of or based upon any act or deed of the Distributor or its sales representatives which has not been authorized by the Fund in its prospectus or in this Agreement.

         (B) The Distributor agrees to indemnify the Fund against any and all claims, demands, liabilities and expenses which the Fund may incur under the Securities Act of 1933, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus of the Fund, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the Fund's transfer agent(s), or for any failure of any such transfer agent to perform its duties.

         ELEVENTH: Nothing herein contained shall require the Fund to take any action contrary to any provision of its Articles of Incorporation or By-laws, or to any applicable statute or regulation.

         TWELFTH: This Agreement shall become effective with respect to the Fund as of the date hereof, shall continue in force and effect for two years thereafter, and shall continue in force and effect from year to year thereafter, provided, that such continuance is specifically approved with respect to the Fund at least annually (a)(i) by the Board of Directors of the Fund or (ii) by the vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and (b) by vote of a majority of the Fund's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement cast in person at a meeting called for such purpose.

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         THIRTEENTH:

         (A) This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         FOURTEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, it is agreed that the addresses of both the Fund and the Distributor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


                                   GT GLOBAL FLOATING
                                   RATE FUND, INC.

                                   By:   /s/ WILLIAM J. GUILFOYLE
                                      --------------------------------
                                      Name:  William J. Guilfoyle
                                      Title: President


Attest:

   /s/ MICHAEL A. SILVER
--------------------------------
Name:  Michael A. Silver
Title: Assistant Secretary



                                   AIM DISTRIBUTORS, INC.

                                   By:   /s/ JOHN CALDWELL
                                      --------------------------------
                                      Name:  John Caldwell
                                      Title: Senior Vice President


Attest:

   /s/ KATHLEEN J. PFLUEGER
--------------------------------
Name:  Kathleen J. Pflueger
Title: Secretary


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